EXHIBIT 10.2 EXECUTION VERSION FAA FILING AIRCRAFT LEASE AGREEMENT dated as of July 28, 2026 between Cobra Aviation Services, LLC, as Lessor and Executive Express Aviation LLC as Lessee One Raytheon Aircraft Company Model 1900D Bearing Manufacturer's Serial Number UE258 and US Registration N258AW Equipped with two Pratt & Whitney Canada PT6A-67D Turboprop Engines Manufacturer’s Serial Number PCE-PS0350 and PCE-PS0224 Two Hartzell Model HC-E4A-3J Propellers Manufacturer’s Serial Number HJ1276 and HJ2323

Table of Contents INDEX SECTION HEADING PAGE Preamble 1. Definitions 1 2. Lease and Conditions 8 3. Delivery and Acceptance; Effective Date; Term 10 4. Rent; Payment; Security Deposit 11 5. Representations and Warranties 13 6. Possession and Use 18 7. Information and Inspection 22 8. Covenants of Lessee 23 9. Replacement of Parts; Alterations; Modifications and Additions 24 10. General Tax Indemnity 26 11. Casualty Occurrences 28 12. Insurance and Indemnification 29 13. Liens 34 14. Perfection of Title and Further Assurances 34 15. Return of Aircraft and Records 35 16. Events of Default 37 17. Remedies 40 18. Alienation; Section 1110, and the Cape Town Convention; 42 19. Miscellaneous 43

- 1 - AIRCRAFT LEASE AGREEMENT THIS AIRCRAFT LEASE AGREEMENT, dated as of July 28, 2026, is by and between Cobra Aviation Services, LLC ("Lessor"), and Executive Express Aviation LLC, a limited liability company organized and existing under the laws of the State of Mississippi ("Lessee"). Each of Lessor and Lessee may be referred to as a “Party” and Lessor and Lessee may collectively be referred to as the “Parties”. WITNESSETH WHEREAS, Lessee desires to lease from Lessor, and Lessor is willing to lease to Lessee, the Aircraft described herein, upon the terms and subject to the conditions hereinafter set forth. NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows: SECTION 1 DEFINITIONS Unless the context otherwise requires, the following terms shall have the following respective meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined: “Aircraft” shall mean the Airframe, together with (i) the Engines, whether or not installed on the Aircraft; (ii) the Propellers, whether or not installed on the Aircraft; (iii) all Parts and all components thereof; (iv) all ancillary equipment or devices furnished with the Aircraft under this Lease; (v) all Aircraft Documents; and (vi) all substitutions, replacements and renewals of any and all thereof. “Aircraft Documents” shall mean (a) the maintenance and inspection records and all other current and historical records and documentation pertaining to the Aircraft identified in Exhibit B hereto (all of which shall be delivered to Lessee on or before the Delivery Date) and (b) the maintenance and inspection records generated and maintained by Lessee during the Term under Applicable Law, including the records required as set forth in Exhibit F hereto. “Airframe” shall mean: (a) the certain Raytheon Aircraft Company Model 1900D aircraft (excluding the Engines or engine(s) from time to time installed thereon) bearing manufacturer's serial number UE258; and (b) any and all Parts which are from time to time incorporated or installed on or attached thereto or which have been removed therefrom so long as title thereto remains vested in Lessor in accordance herewith, including the terms of Section 9 hereof. “Airworthiness Directives” or ADs shall mean all airworthiness directives of the FAA and the Aviation Authority applicable to the Aircraft.

- 2 - “Applicable Law” shall mean: (i) any law, statute, decree, constitution, regulation, order, judgment, rule, license, permit, injunction or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial interpretation with binding characteristics or application of those described in (i) or (ii) above; (iv) any administrative interpretation with binding characteristics or application of those described in (i) or (ii) above; and (v) any amendment or revision of any of those described in (i), (ii), (iii) or (iv) above, and in each case, which is applicable to the Aircraft and its use and operation, Lessee, or the transactions contemplated by this Lease and the Operative Agreements. “Approved Insurance Broker” shall mean an insurance broker of internationally recognized responsibility and standing specializing in aircraft insurance as is reasonably acceptable to and approved by Lessor and any Lessor Lender. “Approved Insurer” shall mean an insurer of internationally recognized responsibility and standing specializing in aircraft insurance, as is reasonably acceptable to and approved by Lessor and any Lessor Lender. “Approved Maintenance Provider” shall mean: (i) with respect to any scheduled maintenance, modification, or alteration to the Aircraft, Lessee, or any other Person which is an FAA approved maintenance facility, and which is reasonably acceptable to Lessor; and (ii) with respect to any other required maintenance hereunder, any other Person which is an FAA approved maintenance facility. "Aviation Authority" shall mean the FAA and any other applicable authority having jurisdiction in respect of the Aircraft. “Basic Rent” shall mean the rent for the Aircraft specified on Exhibit C and payable throughout the Term for the Aircraft pursuant to Section 4.1 hereof. “Basic Rent Payment Date” shall mean the day for payment of Basic Rent determined in accordance with Exhibit C. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to be closed. “Cape Town Convention” shall mean, collectively, the Protocol and the Convention. “Casualty Occurrence” shall mean any of the following events with respect to the Aircraft, Airframe or an Engine: (a) loss of such property or its use due to theft or disappearance (including hijacking) for a period in excess of ninety (90) consecutive days, or destruction, damage beyond economic repair, or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or on the basis of a compromised or constructive total loss; (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to, such property; or (d) the occurrence of any event described in Section 6.1(b)(iv) hereof. A

- 3 - Casualty Occurrence with respect to the Airframe shall constitute a Casualty Occurrence with respect to the Aircraft. “Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa, as the same may be amended or modified from time to time. “Default” shall mean an event which would constitute an Event of Default but for the lapse of time or the giving of notice or both. “Delivery Condition” shall mean the conditions set forth in Exhibit A-2 hereto. “Delivery Date” shall mean the date of Lease Supplement No. 1. “Delivery Location” shall mean the location specified in Exhibit C hereto for the delivery of the Aircraft by Lessor to Lessee. “Delivery Time” shall mean the time specified in Lease Supplement No. 1 as the time on the Delivery Date when the delivery of the Aircraft from Lessor to Lessee is completed. “Dollars or $” shall mean lawful currency of the United States of America. “DOT” shall mean the United States Department of Transportation or any successor thereto. “Engine” shall mean each aircraft engine being identified as to manufacturer, type and manufacturer serial number in Exhibit A hereto, together in each case with any and all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of Section 9 hereof after removal from such Engine. “Estimated Delivery Date” shall mean the date specified on Exhibit C hereto. “Event of Default” shall mean the occurrence of any of the events specified in Section 16 hereof. “Existing Account Balances” shall have the meaning set forth in Section 6.4. “FAA” shall mean the Federal Aviation Administration of the United States Department of Transportation or any successor thereto. “FAA Counsel” shall mean Crowe Dunlevy, or such other counsel as notified by Lessor to Lessee. “FAR” shall mean the Federal Aviation Regulations promulgated under the Federal Aviation Act, as amended and supplemented from time to time.

- 4 - “Federal Aviation Act” shall mean 49 U.S.C. §40101 et. seq., as amended and as in effect on the date of this Lease, or any successor or substituted U.S. legislation at the time in effect and applicable. “Governmental Entity” shall mean and include: (i) DOT; (ii) the Aviation Authority; (iii) any national, state, or local government (whether domestic or foreign), any political subdivision thereof or local jurisdiction therein; (iv) any board, commission, department, division, organ, instrumentality, court or agency of any entity described in (i), (ii) or (iii) above, however constituted; and (v) any association, organization or institution of which any entity described in (iii) or (iv) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining "Applicable Law" above) to the extent that any entity described in (i) through (v) above has jurisdiction over this Lease, the Operative Agreements or the Aircraft and its operations. “Hot Section Engine Inspection ” shall mean the hot section engine inspection for an Engine as required under the Engine Manufacturer’s manual for the Engines. “International Interest” shall mean an “International Interest” as defined in the Protocol. “International Registry” shall mean the international registry as defined in and maintained pursuant to the Convention. “Lease Agreement, this Lease Agreement, this Lease, this Agreement, herein, hereunder” or other like words shall mean this Lease and all Exhibits, Lease Supplements, amendments or modifications hereto or thereto from time to time entered into. “Lease Identification” shall mean a placard in the form set forth in Exhibit C hereto. “Lease Supplement” shall mean Lease Supplement No. 1, substantially in the form of Exhibit D hereto. “Lessor Lender” shall mean any Person to whom Lessor may hereafter, grant a security interest in the Aircraft and/or this Lease and the other Operative Agreements for the purpose of any financing by Lessor, as so identified from time to time in writing by Lessor to Lessee, in a Lease Supplement or other notice. “Lessor's Estate” shall mean all estate, right, title and interest of Lessor in and to the Aircraft, the Lease, the Lease Supplement, any bill of sale, any warranty with respect to the Airframe or the Engines, all amounts of Basic Rent and Supplemental Rent, including, without limitation, insurance proceeds and requisition, indemnity or other payments of any kind for or with respect to the Aircraft. “Lessor's Liens” shall mean Liens on the Aircraft or Lessor's Estate arising as a result of: (i) claims against Lessor or Lessor's Estate not related to the transactions contemplated by this Lease; or (ii) acts or omissions of Lessor, not contemplated and expressly permitted under this Lease; or (iii)

- 5 - Taxes imposed against Lessor, Lessor's Estate, or the Aircraft which are not indemnified against by Lessee pursuant to Section 10 hereof; or (iv) claims against Lessor, Lessor's Estate or the Aircraft arising out of the voluntary transfer by Lessor of all or any part of its interests in Lessor's Estate, the Aircraft or this Lease, other than a transfer pursuant to Sections 11 or 18 hereof; or (v) Liens granted by Lessor to any Lessor Lender. “Lien” shall mean any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, exercise of rights, security interest or claim (including any imposed with respect to any Taxes, or any airport fees, landing fees, navigation charges or related charges) and resulting from any act or omission of Lessee and effecting Lessor's Estate, the Aircraft, or this Lease. “LLP” shall mean any Part that has a predetermined life limit as mandated by the Manufacturer, Engine Manufacturer or any applicable Governmental Entity which requires any such part to be discarded upon reaching such life limit. “Maintenance Check” shall mean (i) Required Engine Inspection , (ii) the Hot Section Engine Inspection or (iii) the Propeller Inspection. “Maintenance Contribution Items” shall mean, individually or collectively as the context indicates, Engine Overhaul, Engine Hot Section, Landing Gear overhaul, and Propeller overhaul. “Maintenance Contribution Payments” shall mean the payments the Lessor is required to make to the Lessee pursuant to Section 6.4 hereof. “Maintenance Program” shall mean either (i) Lessee's FAA approved maintenance program for Raytheon Aircraft Company Model 1900D aircraft as amended from time to time or (ii) manufacturer’s FAA approved maintenance program for Raytheon Aircraft Company Model 1900D aircraft. Upon request by Lessor, Lessee shall immediately provide a copy of and/or any information concerning such Maintenance Program to Lessor which shall only be used or disseminated by Lessor for purposes related to this Lease. “Operating Certificate” shall mean the Lessee’s Air Carrier Certificate issued by the FAA. “Operative Agreements” shall mean this Lease, any Lease Supplement and any other documents and agreements executed and delivered by Lessor, Lessee, or any Lessor Lender or any other Person in furtherance of the transactions contemplated hereby. “Original Engines” shall mean each of the specific Engines being identified as to manufacturer, type and manufacturer serial number in Exhibit A hereto, not including any Substitute Engine(s) which may from time to time be substituted therefore pursuant to and in accordance with the terms of this Lease. “Parts” shall mean all appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings, auxiliary power units, and other equipment of whatever nature (other than

- 6 - the complete Engine or engine), which may now or from time to time be incorporated or installed in or attached to the Airframe or an Engine (including any hush kits). Except as otherwise set forth herein, only at such time as a replacement part shall be substituted for a Part in accordance with Section 9 hereof, shall the Part so replaced cease to be a Part hereunder. “Permitted Lien” shall mean: (i) any Lien for Taxes which are either not assessed or, if assessed, are not yet due and payable or are being contested in good faith by appropriate proceedings for the payment of which adequate reserves have been provided; or (ii) any undetermined or inchoate Lien of a repairer, carrier, hangarkeeper, material supplier or other similar Lien arising in the ordinary course of business in respect of obligations which are not overdue or which have been adequately bonded or are being contested in good faith by appropriate proceedings for which adequate reserves have been provided; provided that (in the case of both (i) and (ii)) such proceedings, or the continued existence of such Lien, do not involve any material danger of the sale, forfeiture or loss of the Aircraft; or (iii) the respective rights of the parties to the Operative Agreements as set forth therein, and any Liens expressly permitted thereby including Liens granted by Lessor to any Lessor Lender. “Person” shall mean and include any individual, corporation, company, limited liability company, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association or Governmental Entity. "PMA Part" shall mean a part, component, furnishing, appliance, module, accessory instrument or other item of equipment which is not listed in the most recent revision of the illustrated parts catalogue which is published by the Airframe Manufacturer and which has been manufactured under the FAA parts manufacturer approval (PMA) process. “Propeller” shall mean each propeller being identified as to manufacturer, type and manufacturer serial number in Exhibit A hereto, together in each case with any and all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of Section 9 hereof after removal from such Propeller. “Propeller Inspection” shall mean the inspection for the Propeller set forth in the Propeller Manufacturer’s instructions for continued airworthiness. “Protocol” shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, as the same may be amended or modified from time to time. “Rent” shall mean Basic Rent and Supplemental Rent, collectively. “Replacement Engine” shall have the meaning set forth in Exhibit C hereof. “Required Engine Inspection” shall mean the inspection for each Engine set forth in the Engine Manufacturer’s instructions for continued airworthiness.

- 7 - “Return Conditions” shall mean the return conditions for the Aircraft specified in Exhibit E hereof. “Return Location” shall have the meaning set forth in Section 15.1 hereof. “Return Occasion” shall mean any return of possession of the Aircraft to Lessor upon the Expiration Date, or upon Lessor taking possession of the Aircraft pursuant to Section 17 hereof. “Routine Engine Maintenance” shall mean the performance of normal routine and non-routine line maintenance which can be performed while an Engine is installed on the Airframe and any other maintenance, inspection, repair or overhaul resulting from foreign object damage or abuse or misuse. “Service Bulletins” or SBs shall mean all mandatory service bulletins issued by the Airframe, Engine or any Parts manufacturer with respect to the Aircraft. “Supplemental Rent” shall mean any and all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder to Lessor, or any Lessor Lender, including without limitation: (i) any payment of Casualty Value; (ii) any payment of indemnity required by Sections 10 or 13 hereof; (iii) to the extent permitted by Applicable Law, interest at the Interest Rate (all computations of interest under this Lease to be made on the basis of a three hundred sixty (360) day year for the actual number of days elapsed) calculated on any part of any installment of Basic Rent not paid on the due date thereof for the period the same remains unpaid, and on any Supplemental Rent not paid when due hereunder until the same is paid; (iv) the Use Payments; and (v) the Security Deposit. “Taxes” shall mean any and all sales, use, business, gross income, personal property, transfer, fuel, leasing, occupational, value added, excess profits, excise, gross receipts, franchise, stamp, ad valorem, income, levies, imposts, customs, import and export, withholdings, goods and services, or other taxes, excises, or duties of any nature whatsoever, together with any penalties, fines, charges or interest thereon. “Technical Acceptance” shall mean Lessee’s written notification to Lessor that Lessee has accepted the technical condition of the Aircraft in accordance with Section 3.1 and the Delivery Conditions set forth in Exhibit A-3. “Term” shall mean the term of this Lease which shall commence on the Delivery Date and which shall end on the Expiration Date. The terms Base Term, Basic Rent Payment Date, Casualty Value, Delivery Location, Engine Manufacturer, Estimated Delivery Date, Expiration Date, Indemnitees, Inspection and Delivery Procedure, Interest Rate, Lease Identification, Lessee's Address, Lessor's Address, Manufacturer, Payment Location, Propeller Manufacturer, Security Deposit and Use Payments shall have the meanings set forth in Exhibit C hereto.

- 8 - SECTION 2 LEASE AND CONDITIONS 2.1 Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, subject to and in accordance with the terms hereof, as supplemented by the Lease Supplement; At all times during the term of this Lease, the Aircraft shall be under the exclusive operational control of Lessee, and Lessee will be responsible for airworthiness and maintenance. The Lessor acknowledges that, subject to the Lessor’s rights as provided in Sections 3.3, 16, and 17, the Aircraft shall be in the legal custody and control of the Lessee during the Term of the Lease and that the Lessor will not provide, directly or indirectly, any flight crew member to operate the Aircraft for the duration of the Lease. 2.2 Lessor shall deliver the Aircraft to Lessee upon the completion/satisfaction of the following items on or before the Delivery Date (or such later date as specified below), all of which shall be reasonably satisfactory in form and substance to both Lessor and Lessee, and duly authorized and executed: (a) this Lease and the Lease Supplement in the form of Exhibit D hereto, along with each of the other Operative Agreements; (b) Lessor shall have received approval by the Board of Directors and Executive Committee of Lessor for the transaction contemplated hereunder; (c) the Lessor shall have received the Security Deposit; (d) Lessor shall have received payment of Basic Rent for the first month during the Term; (e) no Casualty Occurrence shall have occurred with respect to the Aircraft; (f) Lessor shall have received a copy of the articles of organization of Lessee, and containing all amendments and additions, a certificate of good standing issued by the state of Lessee's organization, as well as an officer's certificate evidencing due authority of Lessee for the execution, delivery and performance of this Lease, the Operative Agreements, and all other documents related thereto; (g) Lessor shall have received a copy of Lessee's Operating Certificate and any other documentation or authority pursuant to which the Aircraft will be operated by Lessee, together with evidence that the same is valid and in compliance with the requirements of the FAA; (h) Lessor shall have received a certificate signed by a duly authorized officer of Lessee, dated as of the Delivery Date, stating that: (i) the representations and warranties contained in Section 5.3 hereof are true and accurate on

- 9 - and as of such date as though made on and as of such time; and (ii) no event has occurred and is continuing, or would result from the execution, delivery and performance by Lessee of this Lease and the Operative Agreements which constitutes a Default or an Event of Default; (i) Lessor shall have received an opinion or report, dated the Delivery Date, signed by an Approved Insurance Broker as to the due compliance with the insurance provisions of Section 12 hereof with respect to the Aircraft in form and substance reasonably satisfactory to Lessor and any Lessor Lender; (j) Lessor shall have received certificates of an Approved Insurance Broker evidencing the insurance as required by Section 12 hereof in form and substance reasonably satisfactory to Lessor and any Lessor Lender; (k) three (3) original, executed counterparts of this Lease and the Lease Supplement that have been pre-positioned with FAA Counsel; (l) Lessor shall have received confirmation that Lessee is registered as a Transacting User Entity (as defined in the Cape Town Convention) and has granted an authorization to the FAA Counsel, acting as a Professional User Entity (as defined in the Cape Town Convention) to register an International Interest in favor of Lessor with respect to the Airframe and the Engines; and (m) At Delivery, the Aircraft shall be in compliance with the Delivery Conditions as evidenced by Lessee’s execution and delivery of the Technical Acceptance Certificate; and (n) Lessor shall have received such other documents and matters incident to any of the foregoing as Lessor may reasonably request provided that such documents and matters are customary for transactions of this type and do not impose additional material obligations or liabilities on Lessee beyond those expressly contemplated by this Lease. 2.3 Subject to and in accordance with the terms of this Lease, Lessee shall accept the Aircraft hereunder from Lessor upon (i) Lessee’s determination that the Aircraft meets the Delivery Conditions, (ii) Lessee’s execution and delivery of the Technical Acceptance Certificate, and (iii) the receipt by Lessee of tender of the Aircraft and the Aircraft Documents at Delivery. SECTION 3 INSPECTION DELIVERY AND ACCEPTANCE; EFFECTIVE DATE; TERM 3.1 Pre-Delivery Inspection and Delivery. The Aircraft will become available for delivery on or about the Estimated Delivery Date. Lessor shall arrange to make the Aircraft and Aircraft Documents (including by electronic link) available to Lessee not later than seven (7) Business Days after execution of this Lease. Lessee will be entitled to accomplish a pre-delivery

- 10 - inspection, at Lessee’s sole expense, at the Delivery Location, not later than ten (10) days after receipt of the Aircraft Documents. Lessee shall give Lessor four (4) days advance notice, in writing, of the date of inspection so that Lessor may have a designee or representative present at the inspection. The inspection may include Lessee’s review of the Aircraft Documents and a physical inspection of the Aircraft and its equipment and will be conducted and completed within four (4) calendar days. Within two (2) Business Days following such inspection, and in accordance with the Delivery Conditions, Lessee shall either notify Lessor that it technically accepts the Aircraft by delivering the signed Technical Acceptance Certificate to Lessor, or Lessee shall specify in writing the specific conditions which are the basis for not taking technical acceptance, and Lessor shall thereafter have a reasonable opportunity to rectify such conditions, whereupon if the conditions are rectified, the Lessee will technically accept the Aircraft by delivering the signed Technical Acceptance Certificate to Lessor. If Lessee does not technically accept the Aircraft and Lessor does not rectify the conditions identified by Lessee, this Lease shall terminate and the Security Deposit shall be returned to Lessee in full within two (2) Business Days. 3.2 Place of Delivery and Acceptance. Subject to and in accordance with the terms of this Lease, the Aircraft shall be delivered to and accepted by Lessee at the Delivery Location set forth in Exhibit C. 3.3 Casualty to the Aircraft Preceding Delivery. In the event of a Casualty Occurrence with respect to the Aircraft prior to the execution of Lease Supplement No. 1, Lessor shall promptly notify Lessee in writing and the obligation of Lessor to make the Aircraft available to Lessee, and the obligation of Lessee to lease the Aircraft from Lessor, shall terminate. In such event, Lessor shall promptly return to Lessee the difference between any monies paid by Lessee to Lessor hereunder, including the Security Deposit, less the costs and expenses payable by Lessee pursuant Section 19.8 hereof. Notwithstanding anything to the contrary contained in this Lease or any other Operative Agreement, neither party shall be liable for any delay in delivery of the Aircraft, or failure to deliver the Aircraft, caused by acts of God, (including but not limited to fire, floods, earthquakes or other natural disasters) or caused by acts of any Governmental Entity. 3.4 Acceptance of Aircraft. Subject to the Lessee’s determination that the Aircraft is in the Delivery Condition as evidenced by Lessee’s delivery of the Technical Acceptance Certificate, the Aircraft to be leased hereunder shall be delivered to Lessee in "AS IS, WHERE IS" and “WITH ALL FAULTS” condition and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 5.1 HEREOF. Upon tender of delivery of the Aircraft by Lessor to Lessee in compliance with Lessor's obligations pursuant to this Lease, Lessee shall accept the Aircraft and shall indicate and confirm its acceptance of the Aircraft by executing and delivering Lease Supplement No. 1 in the form set forth in Exhibit D hereto. 3.5 Effective Date and Term of Lease. The effective date of this Lease shall be the Delivery Date and the Term of this Lease shall continue until the later of the last day of the Base Term or the last day of any Extension Period, if applicable; provided that this Lease may be earlier terminated by Lessor pursuant to the provisions of Sections 3.3, 11 or 16 hereof.

- 11 - 3.6 Maintenance to be Performed by Lessee Prior to Delivery. Lessor and Lessee agree that the maintenance set forth in Part II of Exhibit A-2 (Delivery Conditions) that the Lessor is responsible for performing prior to the Delivery shall be performed by the Lessee prior to Delivery (the “Required Pre-Delivery Maintenance”); provided (i) upon completion of the Required Pre- Delivery Maintenance, the Lessee shall provide written notice to the Lessor of the cost incurred by the Lessee for the completion of the Required Pre-Delivery Maintenance (the “RPM Cost”), and (ii) Lessor agrees that an amount equal to the RPM Cost shall be credited against the Basic Rent due on the Basic Rent Payment Date following the date of such notice. SECTION 4 RENT; PAYMENT; SECURITY DEPOSIT 4.1 Rent. Lessee covenants and agrees to pay to Lessor, or its permitted assigns (including but not limited to any Lessor Lender) or whoever shall be entitled thereto, the following as Rent: (a) the Basic Rent as set forth in Exhibit C hereto throughout the Term hereof, payable in consecutive monthly installments in advance and due on each Basic Rent Payment Date; and (b) any and all Supplemental Rent as the same becomes due, including without limitation the Use Payments, payable in accordance with Section 4.6 hereof. 4.2 Place and Method of Payment. All Basic Rent and Supplemental Rent payable under this Lease shall be paid in U.S. Dollars, by wire transfer of immediately available funds at the Payment Location specified on Exhibit C hereto, or at such other location as Lessor shall designate in writing to Lessee. Each payment of Rent shall be made by the Lessee in immediately available funds prior to 12:00 o’clock noon, New York City time, on the scheduled date when such payment shall be due. 4.3 Non-Business Day; Date of Receipt. (a) If any payment of Rent falls due hereunder on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. (b) All payments shall be considered to have been made on the date on which they are received at the Payment Location in the manner provided in Section 4.2. 4.4 Interest on Overdue Amounts. If Lessee fails to pay any sum when due hereunder, Lessee shall pay interest thereon at the Interest Rate as Supplemental Rent from the date such sum fell due until the date of payment thereof. Such interest shall be payable by Lessee to Lessor on demand, shall be calculated on the basis of a year of 360 days and the actual number of days elapsed in the period during which the sum is outstanding and shall be compounded monthly during such period.

- 12 - 4.5 Prohibition Against Setoff, Counterclaim, Etc. This Lease is a net lease. Lessee's obligation to pay all Rent hereunder shall be absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation: (i) any setoff (subject to Section 3.6 above), counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the Manufacturer, any seller of or Person providing services with respect to the Aircraft or any other Person, for any reason whatsoever; (ii) any defect in the condition, design, operation, merchantability or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessee, or any other Person; (iii) any Liens, Lessor Liens, or Permitted Liens with respect to the Aircraft; (iv) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor or Lessee or any other Person; (v) any other circumstance or happening of any nature whatsoever, whether or not similar to any of the foregoing; or (vi) any Taxes (with respect to which Lessee's obligations shall be as set forth in Section 10 hereof); it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease; provided, however, (A) nothing in this Section 4.5 shall be construed to waive any rights Lessee may have to bring a counterclaim against Lessor in the same proceeding, or to bring a separate action against Lessor, for breach of Lessor’s obligations under this Lease, and Lessee expressly reserves the right to assert any such counterclaim, defense, or right of recoupment against Lessor in any proceeding in which Lessor seeks to enforce Lessee’s obligations hereunder; (B) if the Aircraft is unairworthy or otherwise unable to be operated by Lessee under Applicable Law for any reason not caused by Lessee, its employees, agents, or contractors (including but not limited to a condition existing prior to Delivery and not disclosed to Lessee, a defect in Lessor’s title to the Aircraft, a Lessor’s Lien, or any action or inaction by Lessor, any Lessor Lender, or any Person claiming through Lessor), Basic Rent shall abate on a pro rata daily basis for each day during such period of unairworthiness or inability to operate, commencing on the first day the Aircraft is unable to operate and continuing until the condition is cured; and (C) Lessee shall have the right to recover from Lessor any direct damages incurred by Lessee as a result of any breach by Lessor of its representations, warranties, or obligations under this Lease.. 4.6 Security Deposit. (a) On or prior to the date hereof, Lessee shall pay to Lessor an amount equal to the Security Deposit. The Lessor shall hold the Security Deposit as security for the timely and faithful performance by Lessee of all of Lessee’s obligations, and Lessee hereby grants Lessor a continuing security interest in the Security Deposit. Lessee agrees to execute and file with the appropriate Governmental Authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favor of Lessor. If Lessee fails to pay Rent hereunder or to pay any other sums due or to perform any of the other terms and provisions of this Lease or an Event of Default has otherwise occurred and is continuing hereunder, in addition to all other rights Lessor shall have hereunder and under the applicable Law, Lessor may use, apply or retain all or any portion of the Security Deposit in full or partial payment for sums due to Lessor by Lessee under the terms and conditions of this Lease. If Lessor uses or applies all or any portion

- 13 - of such Security Deposit, such application shall not be deemed a cure of any Default, and Lessee shall within fifteen (15) days after written demand therefor deposit with Lessor in cash an amount sufficient to fully restore the Security Deposit to its original sum and the failure of Lessee to do so shall be a material breach of this Lease by Lessee. (b) Provided no Event of Default has occurred and is continuing under this Lease, and subject to Section 4.6 (a) above, the balance of the Security Deposit shall be returned to Lessee within ten (10) Business Days upon the earlier of: (i) Lessee’s return of the Aircraft in compliance with the Return Conditions and Lessor’s issuance of the Redelivery Receipt; or (ii) termination of this Lease (A) prior to the Delivery date in accordance with Section 3.3; [(B) in accordance with Section 9.3.] . (c) The Lessor need not maintain the Security Deposit in a segregated account and may commingle with Lessor’s other funds. Interest, if any, which accrues on the Security Deposit, shall be for Lessor’s account. 4.7 Use Payments. During the Term, on the fifth (5th) day of each calendar month, Lessee shall make Use Payments to Lessor, in respect of the operation of the Aircraft during the previous calendar month (each such period a “Use Payment Period”) in such amounts with respect to, each Engine, the Landing Gear, and the Propellers as are specified in Exhibit C hereto. In addition, on the last day of the Term, Lessee shall make Use Payments to Lessor in respect of operation of the Aircraft for the period commencing on the day immediately succeeding the last day of the most recent Use Payment Period for which Lessor received a Use Payment and ending on the last day of the Term, in such amounts with respect to the Landing Gear, the Engines and the Propellers as are specified in Exhibit C hereto. All Use Payments constitute Supplemental Rent and shall be the exclusive property of Lessor at the time such amounts are paid to Lessor and Lessee shall have no rights, claims or interests in any such amounts. SECTION 5 REPRESENTATIONS AND WARRANTIES 5.1 DISCLAIMER. SUBJECT TO THE LESSEE’S DETERMINATION THAT THE AIRCRAFT IS IN THE DELIVERY CONDITION, AS EVIDENCED BY LESSEE’S EXECUTION AND DELIVERY OF THE TECHNICAL ACCEPTANCE CERTIFICATE, LESSOR LEASES AND LESSEE EXPRESSLY AGREES TO TAKE THE AIRCRAFT "AS IS," "WHERE IS," WITH ALL FAULTS. LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE) AND LESSOR HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (EXCEPT AS HEREIN BELOW PROVIDED IN THIS SECTION 5.1), AS TO AIRWORTHINESS, SERVICEABILITY, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT,

- 14 - THE ENGINES OR ANY PART, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ENGINES OR ANY PART, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE COMPLETENESS AND VERACITY OF THE AIRCRAFT DOCUMENTS, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT AND/OR THE AIRCRAFT DOCUMENTS; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WHATSOEVER TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR: (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY THE AIRCRAFT, AN ENGINE OR ANY PART OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT, AN ENGINE OR ANY PART OR ANY RISKS RELATING THERETO; (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS, ANY ANTICIPATED PROFITS, ANY INCIDENTAL DAMAGES OR ANY CONSEQUENTIAL DAMAGES; OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT THAT: (a) Lessor warrants that at the Delivery Time on the Delivery Date, Lessor owns the Aircraft, and the Aircraft shall be free and clear of any and all Liens, other than Lessor's Liens; (b) Lessor further represents and warrants that the making and performance by Lessor of this Lease has been duly authorized by all necessary action on the part of Lessor and will not violate constitutional documents and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessor with any of the terms and provisions hereof will, contravene any Applicable Law; (c) Lessor further represents and warrants that this Lease has been duly executed and delivered by Lessor, and that this Lease and the Lease Supplement and the other Operative Documents, when executed and delivered hereunder by Lessor constitute legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity as a court having jurisdiction may impose;

- 15 - (d) Neither Lessor nor any of its shareholders, members, officers or directors is an individual, entity or organization identified on (A) any Office of Foreign Assets Control (“OFAC”) “watch list”, including, without limitation, OFAC's list of Specially Designated Nationals and Blocked Persons, or (B) any Federal Bureau of Investigation “watch list” or Bureau of Industry and Security list of unverified persons or denied persons, and in each case it is not an affiliate of any kind with such an individual, entity or organization; ;and Lessor is not a person resident in, or whose funds are transferred from or through, or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by OFAC; and (e) Lessor represents and warrants that it has full legal title to the Aircraft and is a “citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15). 5.2 Manufacturers' Warranties. So long as Lessee is not in Default and Lessor has not terminated this Lease, Lessor hereby assigns to Lessee such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft and the Engines made by the Manufacturer, the Engine Manufacturer, or any other Person (including any Approved Maintenance Provider), to the extent that the same exist or may be assigned by Lessor or otherwise made available to Lessee; and that any monies recovered pursuant to such warranties which are suffered during the Term shall be applied to correct or cure any defect or deficiency of the Aircraft, and the balance of any such monies shall be paid over to Lessee to reimburse it for any amounts paid by it to correct or cure such defect or deficiency during the Term which were properly reimbursable under such warranty; provided, however, that upon the occurrence of a Default or an Event of Default, all such rights shall immediately revert to, and all such monies shall be paid over to, Lessor including all claims thereunder, whether or not perfected. Upon the cure of any such Default or Event of Default, and provided that Lessor is not then pursuing any other remedies in respect thereof, then such rights shall revert to Lessee. 5.3 Lessee's Representations and Warranties. Lessee hereby represents and warrants the following, each of which shall survive the execution and delivery of this Lease, and the delivery by Lessor and acceptance by Lessee of the Aircraft: (a) Lessee is a limited liability company duly formed and validly existing under the laws of the State of Mississippi, and has the full power and authority to carry on its business as presently conducted and to perform its obligations under this Lease and each of the Operative Agreements to which Lessee is a party; (b) this Lease and each of the Operative Agreements to which Lessee is a party have been duly authorized by all necessary action on the part of Lessee, do not require any approval of members or stockholders of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof will, contravene any Applicable Law or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under Lessee's constitutive documents or any credit agreement or instrument or other agreement or instrument to

- 16 - which Lessee is a party or by which Lessee or its properties or assets are bound or affected; (c) no consent, approval or authorization of, or notice to, any Governmental Entity having jurisdiction with respect to the execution, delivery or performance by Lessee of this Lease, and each of the Operative Agreements to which Lessee is a party (including all monetary and other obligations hereunder or thereunder) is required for Lessee to execute and deliver this Lease, and to perform the transactions contemplated hereby; (d) this Lease has been duly executed and delivered by Lessee, and the Lease, the Lease Supplement and the other Operative Agreements, when executed and delivered by Lessee, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; (e) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any Governmental Entity against or affecting Lessee which would, if adversely determined, have a materially adverse effect on the current business or financial condition of Lessee or Lessee's ability to perform its obligations under any of the Operative Agreements; (f) except for (i) the registration of the Aircraft on the aircraft registry maintained by the FAA, (ii) the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6.6, (iii) the filing for recordation with FAA of this Lease, (iv) the filing of financing statement pursuant to the provisions of the Uniform Commercial Code in effect in the State of New York, and (v) the registration of an International Interest for the Airframe and the Engines on the International Registry, no further filing or recording of this Lease or of any other document and no further action is necessary under the Laws of any Governmental Entity in order to fully protect and establish Lessor's title to the Aircraft as against Lessee or any third party; (g) except for the rights of Lessee conferred by this Lease, Lessee shall not have, or claim to have, any other interest in the Aircraft or make any demands against Lessor in respect thereof; (h) the Maintenance Program complies with all FAA requirements; (i) Lessee is a U.S. Part 135 certificated air carrier, and in connection with such designation, has satisfied all of the requirements of and is in good standing with the FAA and all other applicable Governmental Entities, and has complied with and satisfied all requirements of the FAA and/or other applicable Governmental Entities,

- 17 - as applicable, so as to enable it to fulfill its obligations hereunder, and to otherwise lawfully operate, possess, use and maintain the Aircraft; and (j) Lessee currently possesses and will continue to maintain all required and necessary economic and technical competency authority from all Governmental Entities having authority over those jurisdictions to which Lessee is presently operating aircraft and to which Lessee will operate the Aircraft, and will further obtain any additional authorities required during the Term of the Lease. (k) all of the written information that Lessee has provided in connection with this Lease was true, correct and complete at the time it was given; (ii) Lessee is entering into this Lease and the transactions contemplated hereby solely for its own account, risk and beneficial interest and not for the account or beneficial interest of any third party; (iii) neither Lessee nor any of its shareholders, members, officers or directors is an individual, entity or organization identified on (A) any OFAC “watch list”, including, without limitation, OFAC's list of Specially Designated Nationals and Blocked Persons, or (B) any Federal Bureau of Investigation “watch list” or Bureau of Industry and Security list of unverified persons or denied persons, and in each case it is not an affiliate of any kind with such an individual, entity or organization; (iv) Lessee does not have a shell bank or offshore bank; and (v) Lessee is not a person resident in, or whose funds are transferred from or through, or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by OFAC. SECTION 6 POSSESSION AND USE 6.1 Possession. (a) Sublease, Assignment and Transfer. Lessee hereby covenants and agrees that, without the prior written consent of Lessor and any Lessor Lender (which consent Lessor or any Lessor Lender may withhold in its sole discretion), Lessee will not, and hereby acknowledges and confirms that it has no right to, assign this Lease or sublease or transfer possession of the Aircraft, the Airframe or an Engine, or install an Engine or permit an Engine to be installed on any airframe other than the Airframe, provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and as long as the action to be taken shall not affect the registration of, Lessor's title to, or the priority of any Lien of any Lessor Lender in and to, the Aircraft and so long as all necessary approvals of each Governmental Entity having jurisdiction over Lessee, and its operations, have been obtained, then Lessee may: (i) without the prior written consent of Lessor or any Lessor Lender, deliver possession of the Aircraft, the Airframe, an Engine, a Propeller or any Part thereof, to the manufacturer thereof for testing or other

- 18 - similar purposes or to any Approved Maintenance Provider for inspection, service, repair, maintenance, testing or overhaul work; and (ii) without the prior written consent of Lessor or any Lessor Lender, install an engine (other than an Engine) on the Airframe or a part (other than a Part) on the Aircraft, provided that such installation does not create, or permit to exist, any Liens on the Aircraft except those permitted under Section 14 hereof and those which apply only to such engine or part which has been installed on the Aircraft. 6.2 Lawful Insured Operations. Throughout the Term, Lessee shall ensure that the Aircraft will be used at all times in accordance with all Applicable Laws and shall conform with all laws, rules and regulations governing the Aircraft. Lessee will not permit the Aircraft to be maintained, used or operated in violation of any Applicable Law or law of any Governmental Entity, or in violation of any airworthiness certificate, or license or registration issued by any such authority, or contrary to the Manufacturer's operating manuals or instructions for the Aircraft. Lessee agrees not to operate the Aircraft or permit the Aircraft to be operated: (i) unless the Aircraft is covered by insurance as required by the provisions hereof, (ii) contrary to the terms of such insurance, or (iii) except in a configuration for flights for which Lessee is duly authorized. 6.3 Maintenance. Lessee, at its own cost and expense, shall: (a) perform or cause an Approved Maintenance Provider to perform all inspections, repair, maintenance, overhaul and testing (including but not limited to any Airworthiness Directives and Service Bulletins): (i) in compliance with all applicable FAA rules and regulations; (ii) in compliance with the Maintenance Program, (iii) in compliance with the Manufacturer’s and Engine Manufacturer’s recommended maintenance programs and mandatory service bulletins where mandated by the FAA and applicable to Lessee’s operation, including aging aircraft, structural inspection and corrosion control programs; (iv) the FAA approved maintenance programs of the Lessee; (v) in the same manner and with the same care as shall be the case with similar aircraft and engines owned or operated by or on behalf of Lessee without discrimination, and (vi) so as to keep the Aircraft in as good operating condition as when delivered to Lessee, ordinary wear and tear excepted, with all systems in good operating condition; (b) keep the Aircraft in such operating condition as is necessary to enable all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft to be maintained at all times under applicable FAA regulations and any other Applicable Law;

- 19 - (c) maintain, in the English language, all records, logs and other materials required by, and in accordance with the requirements of Exhibit F hereto, and in a manner acceptable to the FAA; (d) furnish Lessor on or before the fifth day of each calendar month a report for the immediately preceding calendar month in substantially the form of Exhibit G; (e) maintain each Engine in accordance with the Maintenance Program including the performance of all Routine Engine Maintenance and all non- routine maintenance work in order to maintain each Engine in as good operating condition as when delivered, reasonable wear and tear excepted; and (f) Lessee shall not modify any material provision of the Maintenance Program, including but not limited to extending any service intervals beyond standard extensions and escalations, without first obtaining the Lessor’s prior written consent, which consent shall not be unreasonably withheld. 6.4 Maintenance Contribution Payments. (a) Lessor shall maintain the accounts specified below as book entries. (i) for each Engine, an overhaul account (the “Engine OHC Account”); (ii) for each Engine, a PT6 Hot Section Inspection account (the “HSI Account”); (iii) Landing Gear overhaul account (the “Landing Gear Account”); and (iv) for each Propeller, the Propeller overhaul account (the “Propeller Account”); (items (i), (ii), (iii) and (iv) are hereinafter referred to as the “Accounts”). During the Term, the balance of each Account (the “Existing Account Balance”) shall be increased by the amount of each Use Payment that the Lessee makes which corresponds to such Account and shall be decreased by the amount of any Maintenance Contribution Payment that the Lessor makes to Lessee. The Existing Account Balances for each Account shall remain separate and distinct and no transfer of the Existing Account Balance from one Account to another shall be permitted. (b) Subject to the limitations in this Section 6.4(b), Lessor will reimburse Lessee for the cost of (i) with respect to each Engine (A) the Engine overhaul and (B) each Engine Hot Section Inspection, (ii) the Landing Gear overhaul, and (iii) with respect to each Propeller, the Propeller overhaul in each case only up to the amount of the then Existing

- 20 - Account Balance for the applicable Account. The obligation of Lessor to reimburse Lessee shall be subject to the satisfaction of the following conditions: (i) no Event of Default shall have occurred and be continuing; (ii) Lessor’s receipt of originals or copies of invoices or other evidence of the performance of such Maintenance Contribution Item by an Approved Maintenance Provider and (iii) the amount and proof of payment of the relevant Maintenance Contribution Item, in each case to the Lessor’s reasonable satisfaction, delivered no later than sixty (60) days after the date of the performance of such Maintenance Contribution Item. Lessee shall be responsible for the cost of any Maintenance Contribution Item in excess of the Existing Account Balance. No claim for reimbursement may be submitted after the end of the Term unless a Maintenance Contribution Item has been performed as part of the return conditions. The Lessor will not reimburse Lessee for any Maintenance Contribution Item required as a result of any ingestion or foreign object damage, improper maintenance, repair or operation, incorrect or unauthorized settings, overspeed, overtemperature operation, accident or incident, exposure to stress or heat beyond limits, immersion in salt water or exposure to corrosive agents outside normal operation, or for the performance of any AD or SB, whether or not mandatory. Lessor will not reimburse any part of the cost of transportation or the cost of obtaining customs clearance for importation of parts (including, but not limited to, import/export duties, levies and other Taxes). If Lessee intends to undertake any Maintenance Contribution Item, the cost for which it will seek reimbursement from the Lessor, Lessee shall notify Lessor at least ten (10) days in advance of such Maintenance Contribution Item, and shall request Lessor's consent in writing, of the workscope Lessee desires to accomplish, the estimated cost thereof and the maintenance facility Lessee proposes to have accomplish the work. 6.5 Registration. At all times during the Term, Lessee shall cause the Aircraft to be remain registered in the United States of America in accordance with Applicable Law reflecting, to the extent possible, that Lessor is the owner and lessor hereunder. 6.6 Lease Identification. Upon delivery of the Aircraft, Lessee agrees to place the Lease Identification in the cockpit in a location reasonably adjacent to, and not less prominent than the airworthiness certificate for the Aircraft and to place the Lease Identification on each Engine. 6.7 Maintenance Program. Lessee shall not modify, nor shall any transferee or sublessee permitted under this Agreement, any material provision of the Maintenance Program, including but not limited to extending any service intervals beyond standard extensions and escalations, without first obtaining the Lessor’s prior written consent, which consent shall not be unreasonably withheld. SECTION 7 INFORMATION AND INSPECTION 7.1 During the Term of this Lease, Lessee agrees to furnish to Lessor and any Lessor Lender the following:

- 21 - (a) as soon as available after the end of each fiscal year (but not later than one hundred eighty (180) days after the end of such fiscal year), a copy of Lessee's annual consolidated profit and loss account and balance sheet; (b) three (3) Business Days after completion of any non-routine, unscheduled maintenance of the Aircraft, Lessee shall notify Lessor of the nature and outcome of such maintenance; (c) upon the Lessor’s written request, written summaries of Lessee’s maintenance programs relating to the Aircraft; and (d) from time to time such information concerning the location, condition, use and operation of the Aircraft as Lessor or any Lessor Lender may reasonably request. 7.2 Lessee shall permit Lessor and/or any Lessor Lender, or a designee of either, on two (2) days prior written notice or at each Maintenance Check, to visit and inspect the Aircraft, its condition, use and operation, and the books, records and logs maintained and relating to the Aircraft at any reasonable time during normal business hours without interfering with the normal commercial operation of the Aircraft. Lessee shall provide Lessor with thirty (30) days prior written notice of each Maintenance Check or portion thereof. Notwithstanding the foregoing, Lessor shall have the right to inspect the Aircraft at any time that a Default or an Event of Default has occurred and is continuing. Neither Lessor nor any Lessor Lender shall have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's or any Lessor Lender's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure. SECTION 8 COVENANTS OF LESSEE In addition to and not in limitation of Lessee's other representations, warranties, covenants and agreements set forth elsewhere in this Lease, Lessee covenants and agrees that: (a) Maintenance of Company Existence. During the Term, Lessee will preserve and maintain its company existence. (b) Maintenance of Status. Lessee is and shall remain duly qualified to operate and maintain the Aircraft under Applicable Law and in accordance with the requirements of this Agreement. Lessee will maintain in full force and effect during the Term, a current operating certificate, air transport license and a current certificate of airworthiness for the type of operations conducted by Lessee. (c) Payment of Taxes. Lessee will promptly pay or cause to be paid all Taxes due and owing during the Term as provided in Section 10 hereof.

- 22 - (d) Place of Business. Lessee will provide to Lessor at least thirty (30) days prior written notice of any change in its principal place of business. (e) Notice of Default. Immediately after Lessee obtains knowledge of a Default or an Event of Default hereunder, Lessee shall immediately notify Lessor in writing. In addition, Lessee shall provide immediate notice to Lessor if the police or any other authority seizes or impounds the Aircraft. (f) Governmental Consents. Lessee shall maintain in full force and effect all governmental consents, licenses and authorizations, obtained in connection with this Lease. (g) No Liens. Lessee shall at all times keep the Aircraft free and clear of Liens except as permitted under Section 14 hereof. (h) Licenses. Lessee will maintain in full force and effect during the Term , a current Part 135 operating certificate and a current certificate of airworthiness. (i) No Discrimination. Lessee shall not discriminate in its maintenance and care, operation or any other conditions or obligations with respect to the Aircraft as between it and the other Raytheon Aircraft Company Model 1900D aircraft operated by Lessee. Lessee will not replace time-controlled components with anything other than zero-time-since-overhaul components of equivalent model, manufacture, and value. Lessee will not replace LLPs with anything other than parts with no less life remaining than the part being replaced had on the Delivery Date, and of equivalent model, manufacture, and value. SECTION 9 REPLACEMENT OF PARTS; ALTERATIONS; MODIFICATIONS AND ADDITIONS 9.1 Replacement of Parts. Lessee, at its own cost and expense will promptly replace or cause to be replaced, all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. All replacement Parts (a) shall be free and clear of all Liens, other than Liens permitted by Section 14 hereof, (b) shall be in at least the same modification status and service bulletin accomplishment status as the Part being replaced, (c) shall be interchangeable as to form, fit and function and of the same model and manufacturer as the Part being replaced, (d) shall have been overhauled, repaired and inspected by an FAA approved agency and shall bear FAA acceptable tags, and (e) shall be in as good an operating condition as, and have a value, utility and remaining useful life at least equal to, the Parts replaced; provided, however, that Lessee shall replace each time controlled Part with a replacement Part that has not less than one hundred per cent (100%) of the remaining time until the next overhaul or replacement and Lessee shall replace each LLP with a replacement LLP that has no less life remaining than the original LLP being replaced had on the Delivery Date. All replacement Parts shall have “back-to-birth” records and

- 23 - all historical records relating to such replacement Parts shall be maintained by Lessee in English. Lessee shall not use, and shall ensure that no transferee or sublessee permitted under this Agreement shall use, any PMA Part without the Lessor’s prior written consent. All Parts, which are at any time, removed from the Aircraft shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, (i) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, (ii) title to such replacement Part shall thereupon vest solely in Lessor, free and clear of any and all Liens other than Lessor’s Liens or Permitted Liens and (iii) such replacement Part shall become subject to this Lease. 9.2 Alterations, Modifications and Additions. Subject to Section 9.3 below, Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Aircraft, each Engine or Parts, as may be required from time to time to meet the applicable standards of the FAA, or to comply with any Applicable Law. Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition shall vest immediately in Lessor and shall become subject to this Lease, provided, however, that Lessee may remove such Parts prior to return of the Aircraft on the Expiration Date if such removal does not damage or otherwise result in any diminution in value of the Aircraft, and provided further, that Lessee replaces and restores any Parts originally installed on the Aircraft as of the Delivery Date and which were removed. 9.3 Airworthiness Directives and Service Bulletins. The costs of complying with and otherwise accomplishing any Airworthiness Directive or Service Bulletin requiring the mandatory alteration and modification of Raytheon Aircraft Company model 1900D aircraft shall be the responsibility of the Lessee. Notwithstanding the foregoing, solely with respect to an Airworthiness Directive or Service Bulletin applicable to the Engines, the Lessor shall be responsible for the cost of complying with any such Airworthiness Directive or Service Bulletin; provided, however, if the cost of any such compliance exceeds Five Hundred Thousand Dollars ($500,000) (the “Engine AD/SB Threshold”), the Lessor may elect not to pay for the cost of such Airworthiness Directive or Service Bulletin and terminate this Lease. If Lessor so elects to terminate this Lease, Lessor shall not bear any liability for any costs or losses incurred by Lessee as result of such termination. SECTION 10 GENERAL TAX INDEMNITY 10.1 Indemnity. Lessee shall pay when due and indemnify and hold each Indemnitee harmless from and against any and from all Taxes imposed against any such Indemnitee, Lessee, the Aircraft or any interest therein or use thereof, as well as Taxes arising out of this Lease, and each other Operative Agreement, or based on or measured by, the payments of Rent and other amounts due hereunder or thereunder, the terms, covenants and conditions hereof and thereof, or the use, operation, maintenance, possession, condition, control, occupancy, servicing, installation, transportation, storage, substitution, recording, documentation, import and export of the Aircraft

- 24 - by Lessee in connection with its use and operation thereof, rental, lease, modification, location, repair, abandonment, replacement, delivery, registration, repossession, improvement, subleasing, manufacture, rental, settlement of any insurance claim, return or other disposition of the Aircraft or any Part thereof or interest therein regardless of the method of calculation; provided, however, that Lessee shall have no obligation to pay any of the following Taxes: (i) assessed by the federal government of the United States, or any state, or any foreign country or international taxing authority against the Indemnitees which are based upon or measured by their respective gross annual incomes, profits, gains, capital or net worth, or Taxes in lieu of any of the foregoing; (ii) Taxes attributable to any Indemnitee's gross negligence or willful misconduct; or (iii) Taxes imposed as a result of Lessor's voluntary or involuntary transfer or other disposition of the Aircraft or any Part thereof or interest therein, except a transfer or sale resulting directly from a Default or Event of Default hereunder. 10.2 Miscellaneous. In case any report or return is required to be made with respect to any Taxes which are an obligation of Lessee under this Section 10, Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor or will notify Lessor of such requirement. Lessee's obligations under this Section 10 shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever. Lessee will pay to an Indemnitee to the extent permitted by Applicable Law, interest at the Interest Rate on any amount not paid to such Indemnitee when due pursuant to this Section 10 until the same shall be paid in full. All indemnities, obligations, adjustments and payments provided for in this Section 10 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Lease. 10.3 Gross-Up. Lessee further agrees that if at any time any Applicable Law or any Governmental Entity requires any deduction or withholding in respect of Taxes from any payment of Rent or other amounts due under this Lease, the sum due from Lessee shall be increased to the extent necessary to ensure that, after paying such Taxes, the Indemnitee receives a net sum equal to the sum which it would have received had no such deduction or withholding been required ; provided, however, Lessee shall have no obligation to gross-up any payment to the extent such deduction or withholding arises solely as a result of (i) Lessor’s assignment, sale, or transfer of its interest in this Lease or the Aircraft to a Person organized or resident outside the United States, (ii) a change in the tax residency or status of Lessor or any assignee, or (iii) any action by Lessor or any assignee that causes a withholding obligation that would not have existed but for such action. 10.4 Timing of payment. Any amount payable by Lessee pursuant to this Section 10 will be paid promptly, or on demand by Lessor, within the later of ten (10) days of the demand or thirty (30) days prior to the date such Tax is due to the taxing authority. 10.5 Contest. Notwithstanding anything in this Section 10 to the contrary, so long as (i) a contest of such Taxes does not involve a material danger of the sale, forfeiture or loss of, or imposition of a Lien on, the Aircraft or any interest therein, and (ii) Lessee has provided Lessor

- 25 - with an opinion of independent tax counsel that a reasonable basis exists for contesting such claim, then Lessor or Indemnitee at Lessee's written request will in good faith, with due diligence and at Lessee's expense, contest such Taxes. 10.6 Refunds. Upon receipt by Lessor or Indemnitee of a refund of all or any part of any Taxes which Lessee has paid, Lessor or Indemnitee, as the case may be, will pay to Lessee the amount of such Taxes refunded, including any interest paid to Lessor or Indemnitee therewith. SECTION 11 CASUALTY OCCURRENCES 11.1 Casualty Occurrence with respect to the Aircraft. Immediately after a Casualty Occurrence with respect to the Aircraft, Lessee shall give Lessor written notice. On or before ninety (90) days after the date of the Casualty Occurrence, or upon receipt of insurance proceeds in an amount equal to the Casualty Value, whichever is sooner, Lessee shall pay to Lessor the Casualty Value. Upon such payment, and the payment of all other amounts then due and payable under this Lease (i) the obligation of Lessee to make further payments of Basic Rent shall terminate (ii) this Lease shall terminate with respect to the Aircraft, and (iii) Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, in and to the Aircraft, free and clear of Lessor's Liens, as well as all of Lessor's right, title and interest in and to each Engine constituting part of the Aircraft but not installed thereon at the time of the Casualty Occurrence. No Casualty Occurrence shall result in any abatement of Rent until receipt by Lessor of the Casualty Value. 11.2 Application of Proceeds and Payments. Any payments received at any time by Lessor or by Lessee from any insurer (other than liability insurance), or from any Governmental Entity or other Person with respect to a Casualty Occurrence will be applied to the payment of the Casualty Value due to Lessor, or, if already paid by Lessee (unless a Default or an Event of Default shall have occurred and be continuing) shall be applied to reimburse Lessee 11.3 Requisition for Use by Government. In the event of the requisition for use by a Governmental Entity of the Aircraft (other than a requisition constituting a Casualty Occurrence), all of Lessee's obligations under this Lease, including without limitation those with respect to the Airframe or such Engine(s), shall continue to the same extent as if such requisition had not occurred; Provided no Default or Event of Default has occurred and is continuing, all payments received by Lessor or Lessee from the Governmental Entity for the use of the Airframe or such Engine(s) during the Term therefor shall be paid over to, or retained by, Lessee. All payments received by Lessor or Lessee from the Governmental Entity for the use of the Aircraft after the Term therefor shall be paid over to, or retained by Lessor. 11.4 Other Applications. Any amounts not payable to or retained by Lessee pursuant to this Section 11 or Section 12 hereof because a Default or an Event of Default shall have occurred and be continuing shall be paid to Lessor until such Default or Event of Default shall cease to be continuing.

- 26 - SECTION 12 INSURANCE AND INDEMNIFICATION 12.1 Public Liability and Property Damage Insurance. Lessee will carry and maintain in effect, at its own cost and expense, with Approved Insurers, comprehensive aircraft liability insurance . Such Liability Insurance shall (i) be in an amount not less than Fifteen Million United States Dollars (US$15,000,000) subject to a deductible approved by Lessor (such approval not to be unreasonably withheld or delayed), and (ii) extended to include war and allied perils under Extended Coverage Endorsement as per AVN52E. 12.2 Insurance Against Loss or Damage. Lessee, at its own cost and expense, will maintain in effect with Approved Insurers "all-risk" ground and flight aircraft hull insurance, including but not limited to fire, theft, ingestion, crash and collision and war and allied perils. Such insurance shall be for an amount not less than the greater of the Casualty Value or the full replacement value of the Aircraft, in form AVN67B or comparable. 12.3 Required Policy Designations and Provisions. Each policy of insurance obtained and maintained pursuant to this Section shall: (i) name Lessor as owner of the Aircraft and name the Indemnitees as additional insureds, and Lessor ( or any Lessor Lender for so long as such Lessor Lender has a security interest in the Aircraft), as sole loss payee(with no obligation to pay any premiums for any such policies); (ii) expressly provide that, in respect of the interests of the Indemnitees, the insurance shall not be invalidated by any action or inaction of Lessee, and shall insure the Indemnitees regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (iii)provide that cancellation, adverse change or lapse shall not be effective as to the Indemnitees for thirty (30) days (seven (7) days in the case war risks or allied perils coverage or such lesser period of time as may be customarily applicable after receipt written notice by Lessor and any Lessor Lender; (iv) include coverage for all territorial limits of any country in which the Aircraft may at any time be located; (v) provide waivers of set-off, counterclaim or any other deduction, and subrogation against Indemnitees; and (vi) provide that losses shall be payable directly to Lessor or Lessor Lender as sole loss payee. Each such policy shall be primary without right of contribution from any other insurance which may be carried by the Indemnitees. 12.4 Application of Insurance Proceeds for a Casualty Occurrence. Insurance payments arising from a Casualty Occurrence shall be applied in accordance with Section 11.2 hereof. 12.5 Application of Insurance Proceeds for Other than a Casualty Occurrence. Insurance payments for any property damage not constituting a Casualty Occurrence shall be paid to Lessor and applied by Lessor in payment for repairs Lessee or for replacement property Lessee is required to obtain, or, if already paid for by Lessee, to reimburse 12.6 Application in Default. Any amount otherwise payable to Lessee under Sections 11.2 or 12.5 shall not be paid to Lessee if at the time of such payment, a Default or an Event of Default has occurred and is continuing and instead shall be held by Lessor as security for the obligations of Lessee.

- 27 - 12.7 Certificates of Insurance. On or before the Delivery Date, and on each renewal of the insurance required hereby, Lessee will furnish to Lessor and any Lessor Lender a certificate and letter of undertaking from an Approved Insurance. Such insurance certificates shall include the following provisions (i) solely with respect to Liability Coverages, the Indemnitees shall be included as Additional Insureds, (ii) solely as respects Hull Coverage, all losses will be adjusted with the Named Insured and shall be payable to the Lessor. 12.8 Reinsurance. In the event that the insurances required hereunder are reinsured, Lessee shall use commercially reasonable efforts to procure that such reinsurance contains a "cut-through" clause reasonably satisfactory to Lessor; provided, however, the inability to obtain such clause despite commercially reasonable efforts shall not constitute a Default or Event of Default hereunder. 12.9 Indemnification. Lessee hereby agrees and undertakes to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, judgments, settlements, , legal proceedings (whether civil or criminal), penalties, fines, other actions, and any reasonable attorneys' fees and all other costs and expenses in connection therewith, of whatsoever kind or nature, including any of the foregoing arising or imposed with or without any such Indemnitee's fault or negligence or under the doctrine of strict liability or any other theory of liability (any and all of which are hereafter referred to as "Claims") which may result from, pertain to, or arise out of: (i) any act or omission of Lessee, or its employees, agents, officers, directors, shareholders, or other representatives in respect of the transactions contemplated hereby, or the enforcement of any of the terms hereof, including but not limited to the breach of any representation, warranty, covenant, obligation or duty of Lessee hereunder or any other document or agreement executed and delivered in connection herewith or with respect to any Indemnitee; or (ii) the condition, manufacture, delivery, lease, acceptance, possession, repossession, return, disposition pursuant to the exercise of remedies under Section 17 hereof, airworthiness, use, maintenance, storage or operation of the Aircraft, the Airframe, an Engine or Part either in the air or on the ground; or (iii) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from any material or articles or Parts used therein or from the design, testing, or use thereof or from any maintenance, repair, modification, alteration, service, repair, overhaul, or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located; or (iv) any transaction, approval, or document contemplated by this Lease, or given or entered into in connection herewith; provided, however, that Lessee shall be subrogated to all rights and remedies which Lessor may have against the Manufacturer, the Engine Manufacturer, any Approved Maintenance Provider, or the manufacturer of any Part, or any of their subcontractors. In the event Lessee is required to indemnify any Indemnitee hereunder, Lessee shall pay to such Indemnitee an amount which, after deduction of all Taxes and like charges required to be paid by such Indemnitee in respect of such payment, is equal to the amount of the indemnification required, net of any credits received by such Indemnitee by reason of having made such payments, provided, however, that all of the provisions of Section 10.3 hereof shall apply to such payment. 12.10 Lessee hereby waives, and releases each Indemnitee from any Claims (whether now existing or hereafter arising) for or on account of or arising or in any way connected with injury to

- 28 - or death of personnel or any agent of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, manufacture, purchase, delivery, leasing, return, condition, use, maintenance, storage, disposition, repossession or operation of the Aircraft, either in the air or on the ground, or which may be caused by any defect in the Aircraft from the material or any article or Part used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time. 12.11 The indemnities contained in Section 12.9 shall survive the execution and delivery of this Lease and shall continue in full force and effect notwithstanding the expiration or other termination of this Lease or other Operative Agreement. 12.12 The following are excluded from Lessee’s agreement to indemnify any Indemnitee under Section 12.9: (a) any Claim caused by the gross negligence or willful misconduct of such Indemnitee; (b) any Claim arising from acts or events which occur after the Return Occasion (other than pursuant to Section 18 hereof) and the payment and performance in full by Lessee of each of its obligations and liabilities under the Operative Agreements; (c) any Claim arising from acts or events which occur prior to delivery of the Aircraft to Lessee; (d) any Claim that arises solely and directly from the breach by an Indemnitee of this Lease or any of the other Operative Agreement; (e) any Claim to the extent Lessee’s defense of such Claim is precluded as a result of the failure of an Indemnitee to timely notify Lessee of such Claim; and (f) any Claim that constitutes the ordinary and usual operating and overhead expenses of an Indemnitee. SECTION 13 LIENS Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein, except: (i) the respective rights of Lessor and Lessee as herein provided; (ii) Lessor's Liens with respect to the Aircraft; and (iii) Permitted Liens. SECTION 14 PERFECTION OF TITLE AND FURTHER ASSURANCES

- 29 - 14.1 Recordation of Lease. Lessee shall, at Lessee's cost and expense, cause this Lease, and all exhibits hereto, any supplements hereto, to be filed and recorded, with the FAA and any other applicable Governmental Entity to the extent required to perfect and preserve Lessor's and Lessor Lender's interest and title in and to the Aircraft and this Lease. 14.2 Other Filings. (a) Upon the occurrence of an Event of Default if any filing or recording is reasonably necessary to protect the interest of Lessor or any Lessor Lender, Lessee, at its own cost shall cause such filing to be made. In the event that Lessor refinances or otherwise grants a subsequent security interest to another Lessor Lender during the Term, then the costs and expenses of any such filings and/or recordings contemplated by this Section 14.2 shall be the responsibility of Lessor. (b) In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as Lessor may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish, protect and perfect the rights and remedies created or intended to be created in favor of Lessor and any Lessor Lender hereunder, including, without limitation, if reasonably requested by Lessor at the expense of Lessor, the execution and delivery of supplements or amendments hereto or to any Lessor Lender's security agreement in recordable form, subjecting this Lease to the Lien of any Lessor Lender's security agreement, and the recording or filing of counterparts thereof, in accordance with the laws of any appropriate jurisdiction. (c) Lessee and Lessor will cause an International Interest to be registered with the International Registry with respect to the Airframe and each Engine. SECTION 15 RETURN OF AIRCRAFT AND RECORDS 15.1 Return. On the Expiration Date or such other Return Occasion, Lessee, at its own expense, shall return the Aircraft to Lessor in the condition specified in Exhibit E hereto at a location within the continental U.S.A. mutually agreed by Lessor and Lessee, provided that it the Parties cannot agree, the return location shall be within five hundred (500) nautical miles of Lessee’s principal operating base (the “Return Location”), fully equipped, with all required Parts and Engine, duly installed thereon At such time as the Aircraft has been inspected by Lessor and found to be in the condition required hereunder, Lessor shall issue a redelivery receipt (“Redelivery Receipt”) to Lessee. 15.2 Legal Status Upon Return. Upon any Return Occasion, the Aircraft: (i) shall be free and clear of all Liens, except for Lessor's Liens; (ii) shall have a current, valid certificate of airworthiness from the FAA, (iii) shall be eligible for Part 135 operation under FAA regulations; and (iv) shall be in full compliance with the Maintenance Program and all Airworthiness Directives and Service Bulletins in accordance with Section 9.3.

- 30 - 15.3 Records. Upon the Return Occasion, Lessee shall deliver to Lessor all Aircraft Documents and all such Maintenance Program data and task cards required to transition the Aircraft to another operator's maintenance program. 15.4 Service Bulletin and Modification Kits. At or upon return, Lessee shall deliver to Lessor all service bulletin kits furnished without charge by a manufacturer which have not been installed. Any such kit relating to (i) the Airframe shall be delivered to the Lessor at Lessee’s cost, and (ii) the Engines shall be delivered to Lessor at Lessor’s cost. 15.5 Condition of Aircraft. Upon the Return Occasion, Lessee shall return the Aircraft to Lessor in such condition that the Aircraft shall comply with all of the conditions set forth in Exhibit E hereto, with all Aircraft systems fully functional and in good working order. 15.6 Final Inspection. Upon the Return Occasion, Lessee shall make the Aircraft available, at Lessee's expense, to Lessor at Lessee's principal maintenance base or such other location mutually agreed to by Lessor and Lessee for detailed inspection (the "Final Inspection"). Lessee shall give Lessor not less than ten (10) days prior written notice of the commencement date of such Final Inspection. The Final Inspection shall commence on or before the Expiration Date. To the extent that any portion of the Final Inspection extends beyond the Expiration Date, and to the extent that any such delay was not caused by the Lessee, Lessee shall not be responsible to pay any Rent beyond the Expiration Date. Any storage expense attributable to the Final Inspection extending beyond the Expiration Date shall be the sole responsibility of the Lessor. 15.7 Aircraft Documentation. In order to enable Lessor to prepare for the Final Inspection of the Aircraft pursuant to Section 15.5 above, Lessee agrees to make available to Lessor at Lessee's principal maintenance base not later than ten (10) days prior to the commencement of such Final Inspection, the then available Aircraft Documents, together with such other documentation regarding the condition, use, maintenance, operation and history of the Aircraft generated during Lessee's possession of the Aircraft, and as Lessor may otherwise reasonably request. 15.8 Extension of Lease. To the extent that the Aircraft fails upon the Return Occasion to conform to any requirement imposed by this Lease, Lessee shall have thirty (30) days after written notice from Lessor identifying specific deficiencies to cure such deficiencies at Lessee’s expense. If Lessee fails to cure such deficiencies within such thirty (30) day period. Lessor, at its sole option, may continue the Lease, and the Term shall be deemed to have been automatically extended, and the obligation to pay Rent shall continue on a daily basis at the rate of One Hundred Twenty-Five Percent (125%) of the Basic Rent until such time as the Aircraft is brought up to the condition required. Lessee shall not operate the Aircraft during any such extension period. 15.9 Demonstration Flight. Immediately prior to redelivery, at Lessee's expense, Lessee shall conduct a demonstration flight. Two (2) persons designated by Lessor may participate as non-participating observers.. If such demonstration flight reveals discrepancies outside of applicable maintenance and / or operation manual limits and if such discrepancies are specified in

- 31 - writing by Lessor, Lessee, at its own expense, shall cause such discrepancies to be immediately rectified. 15.10 Return of Security Deposit. Upon compliance by Lessee with all of the terms and conditions of this Lease on or as of the Expiration Date, and provided no Event of Default has occurred and is continuing, Lessor shall upon the execution and delivery of the Redelivery Receipt return the Security Deposit (or that portion of the Security Deposit remaining after application thereof by Lessor in accordance with the terms hereof), together with all accrued interest thereon to Lessee within two (2) Business Days. SECTION 16 EVENTS OF DEFAULT Any one or more of the following occurrences or events shall constitute an Event of Default: (a) Lessee shall fail to make any payment of Rent to Lessor within five (5) Business Days following the date when it is due under this Lease; (b) Lessee (i) shall fail to obtain and maintain any insurance required under Section 12 , (ii) shall let any such insurance coverage lapse, or shall operate the Aircraft outside the scope of the insurance coverage or (iii) shall fail to redeliver the Aircraft to Lessor on the Expiration Date in compliance with the Return Conditions set forth herein; (c) any representation or warranty made by Lessee in Sections 5.3(a) through 5.3(k) hereof inclusive is incorrect at the time given in any material respect; any other representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or therewith or pursuant hereto is incorrect in any material respect at any time during the Term and Lessee fails to cure the within thirty (30) days after the earlier of (i) Lessee’s actual knowledge thereof or (ii) notice from Lessor, or such longer period as Lessor shall agree provided that Lessee is using best efforts in good faith to correct such defect; (d) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it pursuant to this Lease and such failure shall continue for a period of thirty (30) days after notice thereof is given by Lessor to Lessee, or if Lessee shall fail to observe its covenant to keep the Aircraft free and clear of Liens (subject to Section 14 hereof), thirty (30) days after the date of imposition of any such Lien; (e) Lessee consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in;

- 32 - (f) an order, judgment or decree is entered by any court appointing a receiver, trustee or liquidator for Lessee or of all or any substantial part of its property, respectively, or all or any substantial part of the property of Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; (g) a petition against Lessee in a proceeding under bankruptcy or insolvency laws is filed and is not withdrawn or dismissed within sixty (60) days thereafter; (h) a final judgment for the payment of money not covered by insurance in excess of Five Hundred Thousand United States Dollars (US$500,000.00), shall be rendered against Lessee, and the same shall remain undischarged for a period of thirty (30) days; or (i) Lessee shall default in any covenant or agreement relating to any obligation of Lessee for borrowed money in excess of $500,000.00 and the maturity of such obligation has been accelerated; or (j) An event of default shall occur under any lease (other than this Lease) under which Lessee or any of its affiliates leases an aircraft (other than the Aircraft) from Lessor or any affiliate of the Lessor (“Related Lease”) or an event of default shall occur under any financing agreement under which Lessor or any of affiliate of Lessor provides financing to Lessee or any of its affiliates for an aircraft (other than the Aircraft); or (k) Lessee shall voluntarily suspend (not including any suspension necessitated by any labor dispute) all of its commercial air operations, or the franchises, concessions, permits, rights or privileges required for the conduct of the commercial air carrier business of Lessee shall be revoked, canceled or otherwise terminated. SECTION 17 REMEDIES 17.1 Upon the occurrence of any Event of Default, Lessor may, at its option, exercise one or more of the following: (a) demand that Lessee, and Lessee shall upon such demand and at Lessee's expense, immediately return the Aircraft to Lessor at such location as may be directed by Lessor, In addition, Lessor, to the extent permitted by Applicable Law, may enter upon the premises where the Aircraft is located and take immediate possession, all without liability except for damage caused by gross negligence or willful misconduct of Lessor;

- 33 - (b) sell at private or public sale, or hold, use, operate or lease to others the Aircraft as Lessor may determine, all free and clear of any rights of Lessee; (c) proceed by appropriate court action to enforce performance by Lessee and to recover damages; (d) retain and/or liquidate the Security Deposit; (e) terminate this Lease by written notice to Lessee and/or repossess the Aircraft; (f) send a written notice to Lessee specifying a payment date not earlier than ten (10) days from the date of such notice, that Lessee must pay as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for the period from and after the payment date specified herein until the Expiration), the sum of any Rent due on or before such payment date (together with interest, if any, on such amount at the Interest Rate from such specified payment date until the date of actual payment of such amount) plus an amount equal to the aggregate remaining payments of Basic Rent due and owing for the remainder of the Term, after discounting such payments at a discount rate equal to the then-current yield on United States Treasury obligations of comparable remaining maturity; and/or (g) exercise any other remedies available under Applicable Law. In any event, upon the occurrence of an Event of Default, Lessee shall be liable for (i) any and all unpaid Rent, together with interest at the Interest Rate, (ii) all reasonable legal fees incurred by Lessor, and (iii) the costs and out of pocket expenses incurred by Lessor in connection with the repossession of the Aircraft. Further, upon the occurrence of any of the events specified in clauses (e), (f) and (g) of Section 16 hereof, this Lease shall immediately terminate, and Lessee shall return the Aircraft to Lessor. Upon the occurrence of an Event of Default, in effecting any repossession, Lessor, its representatives and agents, to the extent permitted by Applicable Law shall: (i) have the right to enter upon premises where the Aircraft is reasonably believed , to be located; (ii) not be liable for the taking of personal property of Lessee in or attached to the Aircraft,; provided that Lessor shall return all such personal property of Lessee; and (iii) not be liable for inadvertent damage to any of Lessee's property except for that caused by Lessor's gross negligence or willful misconduct 17.2 No remedy referred to in this Section 17 is intended to be exclusive, each shall be cumulative and in addition to any other remedy available to Lessor at law or in equity. No express or implied waiver by Lessor of any Default or Event of Default shall constitute a waiver of any future or subsequent Default or Event of Default.

- 34 - SECTION 18 ALIENATION; SECTION 1110 AND CAPETOWN; 18.1 Alienation. Lessor shall have the right, at its sole cost and expense, to assign, sell or encumber any interest of Lessor in the Aircraft or this Lease subject to the rights of Lessee under this Lease. To effect any such assignment, sale or encumbrance , Lessee agrees to provide, at Lessor's sole cost and expense, including, but not limited to, Lessee’s reasonable attorney's fees and costs, such agreements, consents, and documents as may be reasonably requested by Lessor, provided, however, that(i) no such assignment, sale or encumbrance shall increase the aggregate financial exposure of Lessee under this Lease as compared to what such obligations would have been absent such assignment, sale or encumbrance, (ii) Lessee’s rights under this Lease, including the right to quiet enjoyment, shall not be diminished or adversely affected by any such assignment, and (iii) any successor Lessor shall be bound by all shall be bound by all of the terms and conditions of this Lease. . 18.2 Section 1110 and the Cape Town Convention. (a) Throughout the Term Lessee shall take any reasonable actions requested by Lessor to enable Lessor to receive the benefits of Section 1110 of the Bankruptcy Code, 11 U.S.C. §1110, as amended (“Section 1110”) or any equivalent provisions under the Cape Town Convention. (b) The Lessor and the Lessee intend that this Lease constitutes a “true lease” and a lease for all United States federal income tax purposes. The Lessor and the Lessee further intend and agree that the Lessor shall be entitled to the full benefits afforded lessors of aircraft under Section 1110 or under the equivalent provisions under the Cape Town Convention. (c) Lessee covenants to and agrees with Lessor that Lessee will support any motion, petition or application filed by Lessor seeking recovery of possession of the Aircraft under Section 1110 or under the Cape Town Convention, and Lessee shall not oppose such action by Lessor. SECTION 19 MISCELLANEOUS 19.1 Severability, Amendment and Construction. Any provision of this Lease, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; This Lease supersedes any prior or contemporaneous agreements, whether oral or in writing, of the parties hereto and shall constitute the entire agreement of the Parties. No provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both Parties. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft. The headings in this Lease are for convenience of reference only and shall not define or limit any terms of the provisions hereof. Whenever required by the context hereof, the singular shall include the

- 35 - plural and vice versa. All Exhibits and Schedules attached hereto are incorporated herein by reference and are deemed to be a part hereof. 19.2 Governing Law; Jurisdiction. (a) This Lease shall in all respects be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws provisions (except sections 5-1401 and 5-1402 of the New York General Obligations Law, which the Parties agree apply hereto), including all matters of construction, validity and performance. Lessor and Lessee hereby expressly submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in New York, New York. The foregoing shall not limit the rights of either party to enforce a judgment in any jurisdiction. 19.3 Notices. All notices required under the terms hereof shall be in writing, shall be sent to Lessor or Lessee at their respective addresses or e-mail addresses set forth in Exhibit C hereto (or such other addresses or e-mail address as the parties may designate from time to time by notice pursuant to this Section 19.3) by e-mail or by international courier service. Any such notice shall become effective upon the earlier of actual receipt or the third (3rd) day following the date such notice is sent by air courier. 19.4 Lessor's Right to Perform for Lessee. If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any material covenant or material obligation hereunder and such failure continues beyond the applicable cure period set forth in this Lease, Lessor shall have the right but not the obligation to make such payment or perform such obligation. All expenditures made by Lessor pursuant to this Section 19.4 shall be commercially reasonable. The amount of any payment made and the amount of the reasonable expenses of Lessor incurred in connection therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. Lessor agrees to notify Lessee in writing prior to making any payment under this Section 19.4, unless the Aircraft will be in danger of loss, sale, confiscation, forfeiture or seizure should such payment not be made. The taking of any such action by Lessor pursuant to this Section 19.4 shall not constitute a waiver or release of any obligation of Lessee under the Lease, nor a waiver of any Event of Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any remedy or right available to Lessor under or in relation to this Lease. 19.5 Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 19.6 Quiet Enjoyment. Lessor covenants that, so long as no Event of Default has occurred or is continuing, Lessee shall quietly enjoy the use and possession of the Aircraft without interference by Lessor, or by any Person lawfully claiming by or through Lessor, at all times during the Term, including following any assignment by Lessor under Section 18.1.

- 36 - 19.7 Brokers. Lessor and Lessee each represent that neither has engaged a broker for purposes of this Lease. 19.8 Expenses. Except as otherwise expressly provided herein, Lessee shall be responsible for and pay (i) its costs and expenses incurred in connection with the negotiation and drafting of this Lease (ii) 50% of the fees of the FAA Counsel, (iii) 50% of the fees and expenses for FAA and International Registry filings, (iv) all fees and costs in connection with configuring the Aircraft for Part 135 operations, (v) all fees and costs in connection placing the Aircraft on Lessee’s operation specifications, and (vi) costs incurred by Lessee in connection with the pre- delivery inspection of the Aircraft. Confidential Treatment. The Parties each acknowledge that the commercial and financial information contained in this Lease is considered confidential. Each Party agrees that it will treat the contents and subject matter of this Lease as confidential and will not, without the prior written consent of the other, disclose this Lease or the subject matter hereof to any third party except to their respective affiliates and its and their respective employees, officers, directors, managers, members, partners, professional advisors, potential financing sources, insurance brokers, auditors and or other agents, as may be required by Applicable Law y, or in connection with any court order, court ruling or subpoena. Notwithstanding the foregoing, Lessee may disclose the terms of this Lease to banks, auditors, and prospective purchasers of Lessee without Lessor approval, provided such entities have a requirement for such information based on their business relationship with Lessee and further agree to keep such information confidential. 19.11 No Lessee Consent Required For Assignment. Lessor shall have the right to sell, transfer or assign its right, title and interest in and to this Agreement and/or the Aircraft, subject to the provisions of Section 18.1, and Lessee shall execute such reasonable documents as are necessary to effectuate such sale, transfer or assignment. Lessor shall be responsible for the reasonable cost incurred by Lessee in connection with any such sale, transfer or assignment. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Aircraft Lease Agreement to be executed by their duly authorized officers as of the day and year first above written. LESSOR: COBRA AVIATION SERVICES, LLC By: /s/ Mark Layton Name: Mark Layton Title: Chief Financial Officer LESSEE: EXECUTIVE EXPRESS AVIATION LLC By: /s/ Wayne Heller Name: Wayne Heller Title: President and CEO